Exhibit 10.1

$100,000,000

HORIZON FUNDING TRUST 2019-1

4.21% Asset Backed Notes

NOTE PURCHASE AGREEMENT

August 6, 2019

KeyBanc Capital Markets Inc.

1301 Avenue of the Americas, 37th Floor

New York, New York 10019

Ladies and Gentlemen:

Section 1.                Introductory. Horizon Funding Trust 2019-1, a Delaware statutory trust (the "Issuer"), proposes, subject to the terms and conditions stated herein, to issue and sell to KeyBanc Capital Markets Inc., as initial purchaser (the "Initial Purchaser"), its Asset Backed Notes (the "Notes"), in the Initial Note Principal Balance set forth in Exhibit A to this note purchase agreement (this "Agreement"). The Notes are to be issued under the Indenture, to be dated as of the hereafter defined Closing Date (the "Indenture"), between the Issuer and U.S. Bank National Association ("U.S. Bank"), as trustee (the "Trustee"). The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, is herein referred to as the "Securities Act". Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture or in the Sale and Servicing Agreement, to be dated as of the Closing Date, by and among the Issuer, Horizon Funding 2019-1 LLC, as trust depositor (the "Depositor"), Horizon Technology Finance Corporation, as seller and as servicer ("Horizon", and together with the Issuer and the Depositor, individually a "Horizon Entity" and collectively the "Horizon Entities") and U.S. Bank, as Trustee, backup servicer, custodian and securities intermediary.

The offer and sale of the Notes to the Initial Purchaser will be made without registration under the Securities Act in reliance on certain exemptions from the registration requirements thereof. Subject to the terms and conditions of this Agreement, the Initial Purchaser shall offer and sell the Notes (or beneficial interests therein): (i) to non-U.S. persons in transactions occurring outside the United States in reliance on Regulation S under the Securities Act ("Regulation S") that in each case are "qualified purchasers" as defined in Section 2(A)(51) of the Investment Company Act of 1940 (each such person, a "Qualified Purchaser") and (ii) in the United States to Persons who are "qualified institutional buyers," as defined in Rule 144A ("QIBs" and each, a "QIB") in reliance on Rule 144A under the Securities Act ("Rule 144A") that in each case are Qualified Purchasers.

A preliminary confidential private placement memorandum and a confidential private placement memorandum relating to the Notes, to be offered by the Initial Purchaser, have been prepared by the Issuer. The preliminary confidential private placement memorandum, dated July 31, 2019 (the "Preliminary PPM"), the investor presentation dated July 2019 attached as Exhibit B to this Agreement (the "Road Show"), any and all asset level data, including any Intex cdi file, provided by a Horizon Entity, or by any of their respective affiliates on behalf of a Horizon Entity, to the Initial Purchaser for distribution to one or more prospective investors, whether in electronic form or otherwise (collectively, the "Collateral Data Information"), any information prepared by or on behalf of the Issuer and delivered to prospective holders of the Notes (other than the Preliminary PPM and the Road Show) attached as Exhibit C to this Agreement (the "Pricing Information" and, together with the Road Show, Form 15G, the Collateral Data Information and the Preliminary PPM, the "Time of Sale Information"), and the final confidential private placement memorandum, dated August 6, 2019, that includes the offering prices and other final terms of the Notes (the "PPM"), each, as amended or supplemented by additional information in accordance herewith, are collectively referred to as the "Offering Document". The Offering Document at a particular time means the Offering Document in the form actually amended or supplemented and issued at such time (as opposed to the Offering Document prior to such amendment or supplement). The "Time of Sale" means 10:30 A.M. EST on August 2, 2019.

Section 2.                Representations and Warranties of the Issuer, the Depositor and Horizon. Each Horizon Entity, with respect to itself, represents and warrants to the Initial Purchaser, as of the Closing Date or such other date as may be specified below as follows:

(a)   The Preliminary PPM, as of the date thereof, did not, and the Time of Sale Information, as of the Time of Sale did not and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The PPM, as of the date thereof, did not, and as of the Closing Date will not (and any amendment or supplement thereto, as of the date thereof and as of the Closing Date, will not) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, none of the Horizon Entities makes any representations or warranties as to statements or omissions therein based upon the Initial Purchaser Information, it being understood and agreed that the "Initial Purchaser Information" is only such information that is described as such in Section 7(b) hereof. If, subsequent to the initial Time of Sale, the Issuer and the Initial Purchaser determine that the original Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Initial Purchaser advises the Issuer that investors in the Notes have elected to terminate their initial "contracts of sale" (within the meaning of Rule 159 under the Securities Act, the "Contracts of Sale") and enter into new Contracts of Sale, then the "Time of Sale" will refer to the time of entry into the first new Contract of Sale and the "Time of Sale Information" will refer to the information available to purchasers at the time of entry (prior to the Closing Date) into the first new Contract of Sale, including any information that corrects such material misstatements or omissions (such new information, the "Corrective Information") and Exhibit C to this Agreement will be deemed to be amended to include such Corrective Information in the Time of Sale Information. Notwithstanding the foregoing, for the purposes of Section 7 hereof, in the event that an investor elects not to terminate its initial Contract of Sale and enter into a new Contract of Sale, "Time of Sale" will refer to the time of entry into such initial Contract of Sale and "Time of Sale Information" with respect to Notes to be purchased by such investor will refer to information available to such purchaser at the time of entry into such initial Contract of Sale.

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(b)               The Issuer is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware, with power and authority (trust and other) to own its properties and conduct its business as presently conducted and as described in the Offering Document and to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or will be a party and to authorize, issue and sell the Notes as contemplated by this Agreement; and the Issuer is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification if failure to qualify would have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean, as to any entity, a material adverse effect on the condition (financial or other), business, properties, assets, or results of operations of such entity and its subsidiaries (taken as a whole) or a material adverse effect on the ability of such entity to perform its obligations under the Transaction Documents to which it is a party.

(c)               The Depositor is a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as presently conducted and as described in the Offering Document and to execute, deliver and perform its obligations under each of the Transaction Documents to which it is or will be a party; and the Depositor is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification if failure to qualify would have a Material Adverse Effect.

(d)               Horizon is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as presently conducted and as described in the Offering Document and to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated thereby to which it is or will be a party; and Horizon is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

(e)               On the Closing Date, the Notes will have been duly authorized; and when the Notes are delivered and paid for pursuant to this Agreement, and authenticated and issued pursuant to the Indenture, such Notes will have been duly executed, authenticated, issued and delivered and will conform in all material respects to the description thereof contained in the Offering Document; and will constitute valid and legally binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and will be entitled to the benefits of the Indenture.

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(f)                Assuming (i) that the Initial Purchaser's representations and warranties in Section 4 hereof are true, and (ii) compliance by the Initial Purchaser with the covenants set forth herein, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Transaction Documents and in connection with the issuance and sale of the Notes by the Issuer.

(g)               The execution, delivery and performance of each of the Transaction Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Horizon Entities or any of their respective material properties, (ii) any material agreement or instrument to which any Horizon Entity is a party or by which a Horizon Entity is bound or to which any of the material properties of a Horizon Entity is subject, or (iii) the organizational documents of the Horizon Entities, and the Issuer has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement.

(h)               This Agreement has been, and as of the Closing Date each other Transaction Document to which the Issuer is a party will have been, duly authorized, executed and delivered by the Issuer and, when executed and delivered by the Issuer, assuming due authorization, execution and delivery thereof by the other parties hereto and thereto, will constitute a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. This Agreement has been, and as of the Closing Date each other Transaction Document to which the Depositor is a party will have been, duly authorized, executed and delivered by the Depositor and, when executed and delivered by the Depositor, assuming due authorization, execution and delivery thereof by the other parties hereto and thereto, will constitute a valid and legally binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. This Agreement has been, and as of the Closing Date each other Transaction Document to which Horizon is a party will have each been, duly authorized, executed and delivered by Horizon and, when executed and delivered by Horizon, assuming due authorization, execution and delivery thereof by the other parties hereto and thereto, will constitute a valid and legally binding obligation of Horizon enforceable against Horizon in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

(i)                 As of the Closing Date, the Issuer shall have good and marketable title to the Loans and the other property comprising the Trust Estate, in each case, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it, other than liens and encumbrances pursuant to or permitted by the Transaction Documents. On each Additional Loan Cutoff Date, the Issuer shall have good and marketable title to the Additional Loans and the other property comprising the Trust Estate, in each case, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it, other than liens and encumbrances pursuant to or permitted by the Transaction Documents.

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(j)                 Each of the Horizon Entities possesses all material certificates, authorities, licenses, approvals or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except for any such certificates, authorities, licenses, approvals or permits the failure of which to obtain or make would not, individually or in the aggregate, produce a Material Adverse Effect on such Horizon Entity. Except as described in or contemplated by the Offering Document, none of the Horizon Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license, approval or permit that, if determined adversely to the Horizon Entities, would individually or in the aggregate produce a Material Adverse Effect on the Horizon Entities.

(k)               Except as disclosed in the Offering Document, there are no pending actions, suits, investigations or proceedings against or affecting any Horizon Entity or any of their respective Affiliates or any of their respective properties that, if determined adversely to such Horizon Entity or any of their respective Affiliates, as applicable, would individually or in the aggregate have a Material Adverse Effect on such Horizon Entity or would materially and adversely affect the validity or enforceability of the Notes, or the federal income tax characterization of the Notes or classification of the Issuer, or which are otherwise material in the context of the sale of the Notes; and, to the Issuer's knowledge, no such actions, suits, investigations or proceedings are threatened or contemplated.

(l)                 The Issuer is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Document, will not be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and in making this determination the Issuer will be relying primarily on exemptions from the definition of "investment company" under the Investment Company Act set forth in Section 3(c)(7) and Rule 3a-7 thereof, although there may be additional exclusions or exemptions available to the Issuer. The Issuer is being structured so as not to constitute a "covered fund" for purposes of Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, based on its current interpretations.

(m)             The Notes are eligible for resale pursuant to Rule 144A. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), or quoted in a U.S. automated interdealer quotation system.

(n)               Assuming (i) that the Initial Purchaser's representations and warranties in Section 4 hereof are true and (ii) compliance by the Initial Purchaser with the covenants set forth herein, the offer and sale of the Notes to the Initial Purchaser in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof, the offer, resale and delivery of the Notes by the Initial Purchaser in the manner contemplated by this Agreement will meet the requirements of Rule 144A(d)(3) of the Securities Act, as applicable, and no registration of the Notes under the Securities Act and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is required for the offer, sale and delivery of the Notes in the manner contemplated by this Agreement.

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(o)               None of the Horizon Entities or any of their respective affiliates, as such term is defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D"), has (directly or indirectly) solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of in the United States or to any United States citizen or resident any security that is or would (assuming compliance by the Initial Purchaser with their obligations under Section 4 of this Agreement) be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act.

(p)               None of the Horizon Entities has entered or will enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

(q)               Upon the execution and delivery of the Transaction Documents, the Issuer will have the power and authority to pledge the Trust Estate to the Indenture Trustee on behalf of the Noteholders free and clear of all liens other than liens under the Transaction Documents.

(r)                On the Closing Date, each of the representations and warranties of the Issuer set forth in each of the Transaction Documents to which it is a party will be true and correct in all material respects. On the Closing Date, each of the representations and warranties of the Depositor set forth in each of the Transaction Documents to which it is a party will be true and correct in all material respects. On the Closing Date, each of the representations and warranties of Horizon set forth in each of the Transaction Documents to which it is a party will be true and correct in all material respects.

(s)                Any taxes, fees and other governmental charges in connection with the execution and delivery of the Transaction Documents or the execution, delivery and sale of the Notes have been or will be paid on or prior to the Closing Date.

(t)                 Since the respective dates as of which information is given in the Offering Document (x) there has not occurred any change in the business, properties, assets, financial condition, results of operations or regulatory situation of the Horizon Entities, that would or would reasonably be expected to result in a Material Adverse Effect, (y) none of the Horizon Entities has entered into any transaction or agreement (whether or not in the ordinary course of business) material to such Horizon Entity, that, in either case, would reasonably be expected to have a Material Adverse Effect on such Horizon Entity, otherwise than as set forth or contemplated in the Offering Document and (z) none of the Horizon Entities have defaulted under any material agreement or instrument to which it is a party or by which it is bound which would individually or in the aggregate have, or would reasonably be expected to result in, a Material Adverse Effect, in each case other than as set forth in or contemplated by the Offering Document.

(u)               Immediately after the consummation of the transactions to occur on the Closing Date, (i) the fair value of the assets of Horizon, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of Horizon will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each of the Horizon Entities will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Horizon will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

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(v)               This Agreement and the other Transaction Documents and the Notes conform in all material respects to the descriptions thereof contained in the Offering Document.

(w)             None of the Horizon Entities or any of their respective affiliates (as defined in Rule 501(b) of Regulation D, nor any Person authorized to act on its or their behalf (other than through the Initial Purchaser, as to which no representation is made), has engaged or will engage in connection with the offering of the Notes in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(x)               None of the Horizon Entities or any of their respective affiliates or any Person acting on its or their behalf (other than the Initial Purchaser, as to which no representation is made) has engaged or will engage, with respect to Notes sold outside of the United States to persons that are U.S. Persons (within the meaning of Regulation S) in any "directed selling efforts" within the meaning of Rule 902 of Regulation S and each of the Horizon Entities and any Person acting on its or their behalf (other than the Initial Purchaser, as to which no representation is made) has complied and will implement the "offering restrictions" within the meaning of Regulation S.

(y)               None of the Horizon Entities nor any of their respective officers, directors or controlling Persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes, as the case may be, to facilitate the sale or resale of the Notes (or beneficial interests therein), except that no such representation is made with respect to any actions taken directly or indirectly by the Initial Purchaser.

(z)                  Neither Horizon nor the Issuer has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction and Horizon has instituted and maintains policies and procedures designed to prevent any such violation. Neither Horizon nor the Issuer is a Person that is: (i) the subject of any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the U.S. government (including, without limitation, U.S. Department of the Treasury, the Office of Foreign Assets Control, the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council, Her Majesty's Treasury, the Swiss Secretariat for Economic Affairs, the Monetary Authority of Singapore, the Hong Kong Monetary Authority, the European Union or other relevant sanctions authority (collectively, "Sanctions"; any such Person, a "Sanctioned Person") or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a "Sanctioned Country"), including Cuba, Iran, Burma, North Korea, Sudan, Syria and the region of Crimea and/or any other country or region that is the subject of any economic and/or trade sanctions. Neither Horizon nor the Issuer will, in violation of applicable Sanctions, directly or indirectly use the proceeds of the Notes issued hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) in or involving a Sanctioned Country or any country or territory which at the time of such funding is the subject of comprehensive country-wide or territory-wide Sanctions, other than Cuba or Iran, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither Horizon, the Issuer nor any of their affiliates or subsidiaries have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of applicable Sanctions. The Issuer and Horizon each represent and covenant that, regardless of Sanctions, it will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund any activities of or business in or involving Cuba or Iran.

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(aa)               Each of the Issuer and Horizon represents that it is in compliance, and will continue to be in compliance, with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder, and FINRA Conduct Rule 3011. Each of the Issuer and Horizon represents that it is subject to an anti-money laundering program of its parent that is designed to comply with applicable U.S. laws, regulations, and guidance, including rules of self-regulatory organizations, relating to the prevention of money laundering, terrorist financing, and related financial crimes.

(bb)              No Horizon Entity nor any of its subsidiaries nor any director, officer, or employee of such Horizon Entity or any of its subsidiaries nor, to the knowledge of the Issuer or Horizon, any agent, or other person on behalf of such Horizon Entity or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anticorruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each Horizon Entity and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

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(cc)               None of Horizon, the Issuer or their respective affiliates has engaged or will engage any third-party to undertake "due diligence services" (as defined in Rule 17g-10(d)(1) of the Exchange Act, "Third-Party Due Diligence Services") and none of Horizon, the Issuer or their respective affiliates has obtained or will obtain a "third-party due diligence report" (as defined in Rule 15Ga-2(d) of the Exchange Act, a "Third-Party Due Diligence Report") with respect to the assets held by the Issuer or the transactions contemplated by this Agreement, except as specifically set forth on Exhibit D hereto. A Horizon Entity has provided any Third-Party Due Diligence Report to the Initial Purchaser prior to the furnishing or filing of such report, or any portion thereof, on the Securities and Exchange Commission’s EDGAR website or its 17g-5 website, as applicable. Third-Party Due Diligence Reports are deemed to have been obtained by the Issuer or Horizon pursuant to Rules 15Ga-2(a) and 17g-10 under the Exchange Act, and all legal obligations with respect to Third-Party Due Diligence Reports have been and will be timely complied with. No portion of any Form 15G contains any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999.

(dd)              Horizon is the "sponsor" (in such capacity, the "Sponsor") as defined in the Credit Risk Retention Rules (defined below), and as the Sponsor expects to comply as of the Closing Date, in all material respects with Regulation RR, 17 C.F.R. §246.1, et seq. (the "Credit Risk Retention Rules"), either directly or (to the extent permitted by the Credit Risk Retention Rules) through a "Wholly-Owned Affiliate" or a "Majority-Owned Affiliate" (as defined in the Credit Risk Retention Rules). The Sponsor, or one or more of its Wholly-Owned Affiliates or its Majority-Owned Affiliates, expects to satisfy on the Closing Date the Credit Risk Retention Rules through the retention of an "eligible horizontal residual interest", which includes the residual interest of the Issuer.

(ee)               The Sponsor has determined the expected range of fair values of the ABS Interests based on its own valuation methodology, inputs and assumptions.

(ff)                 No election has been, or will be, made or filed pursuant to which the Issuer is or will be classified as an association for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-3(a).

(gg)              Other than as contemplated by this Agreement or as disclosed in the Time of Sale Information and the PPM, there is no broker, finder or other party that is entitled to receive from the Horizon Entities, or any affiliate thereof, any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(hh)           As of the date hereof and as of the Closing Date, the information included in any Beneficial Ownership Certification provided by any Horizon Entity or any affiliate thereof to which the Beneficial Ownership Regulation is applicable with respect to the transactions undertaken pursuant to the Transaction Documents, is true and correct in all respects. A "Beneficial Ownership Certification" means a certification required by 31 C.F.R. § 1010.230 (the "Beneficial Ownership Regulation").

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Section 3.                Purchase, Sale and Delivery of Notes.

(a)               On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein, the Issuer agrees to sell to the Initial Purchaser and the Initial Purchaser agrees to purchase from the Issuer, the Notes at the respective purchase prices and the Initial Note Principal Balance set forth in Exhibit A to this Agreement.

(b)               The Issuer will deliver, against payment of the purchase price, the Notes to be offered and sold by the Initial Purchasers in reliance on Regulation S (the "Regulation S Notes") in the form of one or more temporary global notes in registered form without interest coupons (the "Regulation S Global Notes") which will be deposited with the Indenture Trustee, in its capacity as custodian, for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme ("Clearstream") and registered in the name of Cede & Co., as nominee for DTC. The Issuer will deliver, against payment of the purchase price of the Notes to be purchased by the Initial Purchasers hereunder and to be offered and sold by the Initial Purchasers in reliance on Rule 144A under the Securities Act (the "144A Notes") in the form of one or more permanent global securities in definitive form without interest coupons (the "Rule 144A Global Notes") deposited with the Indenture Trustee, in its capacity as custodian, for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Rule 144A Global Notes shall be assigned separate CUSIP, ISIN and Common Code numbers. The Notes shall include the applicable legends regarding restrictions on transfer set forth under "TRANSFER RESTRICTIONS" in the PPM, as applicable. Until the termination of the "40-day distribution compliance period" (as defined in Regulation S) with respect to the offering of the Notes sold pursuant to Regulation S, interests in the Regulation S Global Notes may only be held by the DTC participants for Euroclear and Clearstream. Interests in any permanent global notes will be held only in book-entry form through Euroclear, Clearstream or DTC, as the case may be, except in the limited circumstances permitted by the Indenture.

(c)               Payment for the Notes shall be made by the Initial Purchaser in federal (same day) funds by wire transfer to an account at a bank designated by the Issuer on August 13, 2019 (or, on such other date or at such other time as the Initial Purchaser and the Issuer shall agree, the "Closing Date") against delivery to the Indenture Trustee, in its capacity as custodian for DTC, of (i) the Regulation S Global Notes representing all of the Regulation S Notes for the respective accounts of the DTC participants for Euroclear and Clearstream and (ii) the Rule 144A Global Notes representing all of the 144A Notes. Copies of the Regulation S Global Notes and the Rule 144A Global Notes will be made available for inspection (which may be done by electronic mail) at least 24 hours prior to the Closing Date.

(d)               Each of the Horizon Entities and the Initial Purchaser hereby acknowledges and agrees that, for all tax purposes, it is entering into this Agreement with the intention that the Notes not held by the Issuer or an affiliate thereof will be characterized as indebtedness and shall treat the Notes as indebtedness, unless otherwise required by applicable law.

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Section 4.                Representations and Covenants of the Initial Purchaser; Resales.

(a)               The Initial Purchaser represents and warrants that it is both a QIB and an "accredited investor" within the meaning of Regulation D under the Securities Act.

(b)               The Initial Purchaser represents and agrees that it is a QIB and a Qualified Purchaser and that it will not offer, sell or deliver any Notes within the United States or to, or for the account of benefit of, U.S. persons except in accordance with the requirements described under the "PLAN OF DISTRIBUTION—Investment Considerations; Transfer Restrictions" section in the PPM and that it will send to each other dealer to which it sells Notes, as applicable, during the 40-day period prescribed by Regulation S commencing on the later of (i) the date upon which Notes are first offered to persons other than the Initial Purchaser and any other distributor (as such term is defined in Regulation S) of the Notes and (ii) the Closing Date, a confirmation or other notice setting forth the restrictions on offers and sales of Notes in non-offshore transactions or to, or for the account or benefit of, U.S. persons.

(c)               The Initial Purchaser agrees that it and each of its Affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Initial Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(d)               The Initial Purchaser represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by the PPM in relation thereto to any retail investor in the European Economic Area ("EEA"). For the purposes of this provision:

(i)                 the expression "retail investor" means a person who is one (or more) of the following:

(a)               a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II");

(b)               a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

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(c)               not a qualified investor as defined in Directive 2010/71/EU (the "Prospectus Directive"); and

(ii)              the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

(e)               The Initial Purchaser is not acquiring the Notes for or on behalf of or with the assets of any Benefit Plan Investor or any "governmental plan" within the meaning of Section 3(32) of ERISA that is subject to any Similar Law.

(f)    The Initial Purchaser represents that it has not engaged any third party to undertake any Third-Party Due Diligence Services or obtained any Third-Party Due Diligence Report with respect to the assets held by the Issuer or the transactions contemplated by this Agreement.

Section 5.                Certain Covenants of the Issuer and Horizon. The Issuer, the Depositor and Horizon each agree with the Initial Purchaser that:

(a)               During the period from the date hereof until the earlier of (i) 180 days from the date hereof; or (ii) such date as of which all of the Notes shall have been sold by the Initial Purchaser (such period, the "Offering Period"), before amending or supplementing the Offering Document, the Issuer will advise the Initial Purchaser promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Initial Purchaser's consent. If, at any time, following delivery of any document comprising the Offering Document and prior to the completion of the resale of the Notes by the Initial Purchaser, (i) any event occurs as a result of which such document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer promptly will notify the Initial Purchaser of such event, or (ii) if, in the reasonable opinion of the Initial Purchaser, a change to the Offering Document is necessary to comply with law or regulations, then in either case the Issuer promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or which will cause the Offering Document to comply with such laws or regulations, as applicable. Neither the consent of the Initial Purchaser to, nor the Initial Purchaser's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(b)               If requested by the Initial Purchaser, the Issuer will furnish to the Initial Purchaser copies of each document comprising a part of the Offering Document as soon as available and in such quantities as the Initial Purchaser reasonably requests. Horizon will also cause to be furnished to the Initial Purchaser, on the Closing Date, the letters specified in Section 6(a) hereof. At any time the Notes are Outstanding, the Issuer will promptly furnish or cause to be furnished to the Initial Purchaser and, upon request of holders and prospective purchasers of the Notes, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Issuer or Horizon will pay the expenses of printing and distributing to the Initial Purchaser all such documents.

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(c)               During the period of two years after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by any of them.

(d)               The Issuer will not conduct its business in a manner that will require it to be registered under the Investment Company Act.

(e)               The Issuer will pay or cause to be paid all expenses incidental to the performance of its obligations under the Transaction Documents including (i) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Notes, the preparation of the Transaction Documents and the printing of the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Notes; (ii) any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Initial Purchaser designates and the printing of memoranda relating thereto; (iii) any fees charged by the Rating Agency for the rating of the Notes, and (iv) for any reasonable fees and disbursements of Kramer Levin Naftalis & Frankel LLP, counsel to the Initial Purchaser.

(f)                The Issuer shall promptly advise the Initial Purchaser of any downgrade of (or any "negative watch" or any similar warning placed on) a rating accorded to the Notes by the Rating Agency promptly after it is advised by the Rating Agency (or otherwise becomes aware) of any such downgrading (or warning).

(g)               In connection with the offering, until the Initial Purchaser shall have notified the Issuer of the completion of the resale of the Notes, neither the Issuer nor any of its Affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its Affiliates has a beneficial interest any Notes or attempt to induce any person to purchase any Notes; and neither it nor any of its Affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

(h)               Each of Horizon and the Issuer will comply with the representations, certifications and covenants made by it in the engagement letters with the Rating Agency, including any representation, certification or covenant provided by it to the Rating Agency in connection with Rule 17g-5, and will make accessible to any non-hired "nationally recognized statistical rating organization" all information provided by it to the Rating Agency in connection with the issuance and monitoring of the credit ratings on the Notes in accordance with Rule 17g-5.

(i)                 Each Horizon Entity agrees that it will promptly following any request therefor, provide information and documentation reasonably requested by the Initial Purchaser for purposes of compliance with applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, and the regulations thereunder, and the Beneficial Ownership Regulation.

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(j)                 Horizon, in its capacity as Sponsor, agrees that it will comply with all of the legal requirements imposed by the Credit Risk Retention Rules on the sponsor of a securitization transaction consisting of the issuance of the Notes.

Section 6.                Conditions of the Initial Purchaser's Obligations. The obligations of the Initial Purchaser to purchase and pay for the Notes on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Issuer and Horizon herein, the accuracy of the statements of officers of the Issuer made pursuant to the provisions hereof, the performance by each of Horizon and the Issuer of its obligations hereunder and the following additional conditions precedent:

(a)               The Initial Purchaser shall have received a letter or letters of RSM US LLP in form and substance satisfactory to the Initial Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters, with respect to certain financial or statistical information set forth in the Offering Document.

(b)               Subsequent to the execution and delivery of this Agreement, the Initial Purchaser may terminate this Agreement by notice given by the Initial Purchaser to the Issuer, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of the Initial Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market, (ii) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, or there shall have been any setting of minimum prices for trading on any such exchange, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis or natural disaster or a declaration by the United States of a national emergency or war or any other major act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis, the effect of which is material and adverse, and which singly or together with any other event specified in this subsection (b), makes it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Information or the PPM, or (vi) any change, or any development that could reasonably be expected to cause a change, affecting the business or properties of the Issuer or Horizon occurs that, in the judgment of the Initial Purchaser, is material and adverse, and which singly or together with any other event specified in this subsection (b), makes it, in the judgment of the Initial Purchaser, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Information or the PPM. Upon such notice being given, subject to Section 9 hereof, the parties to this Agreement shall be released and discharged from their respective obligations under this Agreement.

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(c)               The Notes shall have been duly authorized, executed, authenticated, delivered and issued, and each of the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and all conditions precedent contained in the Transaction Documents shall have been satisfied or waived.

(d)               On or before the Closing Date, all actions required to be taken in order to perfect: (i) the Issuer's ownership and security interest in the Initial Loans and related assets and (ii) the Indenture Trustee's first priority, perfected security interest in the Trust Estate shall have been taken. The Initial Purchaser shall have received evidence reasonably satisfactory to the Initial Purchaser that UCC financing statements in the State of Delaware with respect to (1) the sale of the Initial Loans and related assets from Horizon to the Issuer and (2) the pledge of the Trust Estate from the Issuer to the Indenture Trustee are being filed (or will be sent for filing within three Business Days of the Closing Date).

(e)               The Initial Purchaser shall have received legal opinions of Dechert LLP, counsel to the Horizon Entities, (i) with respect to certain corporate, enforceability, federal tax, security interest, securities law and investment company matters, in form and substance satisfactory to the Initial Purchaser, (ii) with respect to certain “true sale” issues in form and substance satisfactory to the Initial Purchaser and (iii) with respect to certain “non-consolidation” issues in form and substance satisfactory to the Initial Purchaser. Dechert LLP shall also provide a customary “negative assurances” letter, dated as of the Closing Date, addressed to the Initial Purchaser and in form and substance reasonably satisfactory to its counsel, containing customary exceptions and limitations, to the effect that such counsel has no reason to believe that the Preliminary PPM, at the Time of Sale, or the PPM, as of the date thereof and as of the Closing Date, included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other information of a statistical, accounting or financial nature included in the Preliminary PPM and PPM).

(f)                (i) The Initial Purchaser shall have received a letter from Dechert LLP that it has no reason to believe that the Preliminary PPM, together with the Pricing Information, as of the Time of Sale, and the PPM as of the date thereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document.

(ii) The Initial Purchaser shall have received a letter from Kramer Levin Naftalis & Frankel LLP that it has no reason to believe that the Preliminary PPM, together with the Pricing Information, as of the Time of Sale, and the PPM as of the date thereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading, it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Document.

(g)               The Initial Purchaser shall have received from each party to the Transaction Documents such information, certificates, opinions and documents as the Initial Purchaser may reasonably have requested and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser.

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(h)               (i) The Notes shall have received a rating of at least "A+" from the Rating Agency, and (ii) such rating shall not have been rescinded, and no public announcement shall have been made by (x) the Rating Agency that the rating of such Notes has been placed under review or (y) by a non-hired rating agency that it has issued an unsolicited lower rating on such Notes.

(i)                 At least two business days prior to the date hereof, each Horizon Entity and any affiliate thereof to which the Beneficial Ownership Regulation is applicable with respect to the transactions undertaken pursuant to the Transaction Documents, to the extent that any such entity qualifies as a "legal entity customer" under the Beneficial Ownership Regulation shall (i) deliver, or ensure that it has delivered, to each Initial Purchaser that so requests, a Beneficial Ownership Certification in relation to itself, or (ii) deliver to each Initial Purchaser an updated Beneficial Ownership Certification if any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects..

The Initial Purchaser may in its sole discretion waive compliance with any conditions to the obligations of the Initial Purchaser hereunder.

Section 7.                Indemnification and Contribution.

(a)               Each of the Horizon Entities jointly and severally agrees (i) to indemnify and hold harmless the Initial Purchaser, its partners, directors, employees and officers and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Initial Purchaser Indemnified Party"), against any losses, claims, damages or liabilities, to which any Initial Purchaser Indemnified Party may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) ("Loss") arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the draft preliminary offering memorandum dated May 17, 2019, any Form ABS-15G furnished on EDGAR with respect to the transaction contemplated by this Agreement, whether prepared by or furnished by Horizon or the Issuer ("Form 15G"), any document comprising a part of the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) will reimburse the Initial Purchaser for any legal or other expenses reasonably incurred by an Initial Purchaser Indemnified Party in connection with investigating or defending any such Loss or bringing any claim to enforce the indemnification obligations of a Horizon Entity, as such expenses are incurred; provided, however, that none of the Horizon Entities will be liable in any such case to the extent that any such Loss or reimbursement request arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Horizon Entities by the Initial Purchaser specifically for use therein, it being understood and agreed that such information consists only of the information described as such in subsection (b) below; and provided, further, that none of the Horizon Entities will be liable in any such case to the extent that such misstatement or omission from any document comprising a part of the Offering Document was corrected by the Horizon Entities reasonably prior to the initial time of sale and the Initial Purchaser did not deliver, prior to the initial time of sale, a copy of such document comprising a part of the Offering Document, as then revised, amended or supplemented, if any of the Horizon Entities furnished copies thereof reasonably prior to the initial time of sale to the Initial Purchaser in accordance with the terms of this Agreement.

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(b)               The Initial Purchaser will indemnify and hold harmless the Horizon Entities, their respective directors and officers, and each person, if any, who controls such Horizon Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any Losses to which a Horizon Entity may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any document comprising a part of the Offering Document or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Horizon Entities by the Initial Purchaser specifically for use therein, and the Initial Purchaser will reimburse any legal or other expenses reasonably incurred by a Horizon Entity in connection with investigating or defending any such Loss or bringing any claim to enforce the indemnification obligations of the Initial Purchaser as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchaser consists of the first sentence of the second paragraph and the first sentence of the eight paragraph under the caption "PLAN OF DISTRIBUTION" in the Preliminary PPM and the PPM (the "Initial Purchaser Information").

(c)               Promptly after receipt by an indemnified party under subsection (a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above, except to the extent that the indemnifying party has been materially prejudiced by such failure. The indemnifying party shall have the right to assume the defense thereof with counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel and payment of reasonable legal fees and expenses thereto, (B) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (C) the indemnifying party fails to timely retain counsel as provided in the preceding sentence. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local or specialized counsel) for all such indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Initial Purchaser in the case of parties indemnified pursuant to subsection (a) of this Section and by the Issuer in the case of parties indemnified pursuant to subsection (b) of this Section. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to promptly indemnify the indemnified party from and against any loss or liability by reason of such settlement or final judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could be a party and indemnity could have been sought hereunder by such indemnified party unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

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(d)               If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, the Depositor and Horizon on the one hand and the Initial Purchaser on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, the Depositor and Horizon on the one hand and the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer, the Depositor and Horizon on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the Note offering (after deducting the Initial Purchaser's fee or underwriting discount, but before deducting expenses) received directly by the Issuer bear to the total fees, discounts and commissions received by the Initial Purchaser in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Depositor and/or Horizon on the one hand or the Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Initial Purchaser shall not be required to contribute any amount in excess of the difference between the total price at which the Notes were resold by it and the total price of the Notes acquired by it.

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(e)               The obligations of the Horizon Entities under this Section 7 shall be in addition to any liability which a Horizon Entity may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Initial Purchaser under this Section shall be in addition to any liability which the Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls a Horizon Entity within the meaning of the Securities Act or the Exchange Act.

Section 8.                Default of Initial Purchaser. If the Initial Purchaser defaults in its obligations to purchase the Notes and the aggregate principal amount of the Notes with respect to which such default occurs exceeds 10% of the total principal amount of the Notes and arrangements satisfactory to the Issuer and Horizon for the purchase of such Notes by any other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Issuer or Horizon, except as provided in Section 9 hereof. Nothing herein will relieve the Initial Purchaser from liability for any default hereunder.

Section 9.                Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Horizon Entities or their respective officers and of the Initial Purchaser and its officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, a Horizon Entity or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 8 hereof or if for any reason the purchase of the Notes by the Initial Purchaser is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(f) hereof and the respective obligations of the Horizon Entities and the Initial Purchaser pursuant to Section 7 hereof shall remain in effect. If the purchase of the Notes by the Initial Purchaser is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof, the Horizon Entities will reimburse the Initial Purchaser for all out-of-pocket expenses (including reasonable fees and disbursements of legal counsel) reasonably incurred by them in connection with the offering of the Notes. Section 17 shall survive the termination of this Agreement.

Section 10.            Severability Clause. Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11.            Notices. All communications hereunder will be in writing and, (A) if sent to the Initial Purchaser, will be mailed, delivered or faxed and confirmed to the Initial Purchaser, at KeyBanc Capital Markets Inc., 1301 Avenue of the Americas, 37th Floor, New York, New York 10019, Attention: Alan Staggers, email: alan.staggers@key.com, or (B) if sent to the Issuer, will be mailed, delivered or faxed and confirmed to it at c/o Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, Facsimile No.: (302) 636-4140, or (C) if sent to the Depositor, will be mailed, delivered or faxed and confirmed to it at Horizon Funding 2019-1 LLC, c/o Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, Connecticut 06032 Attention: Legal Department, Re: Horizon Funding Trust 2019-1, Telephone: (860) 676-8654, Facsimile No.: 860-676-8655; with a copy to Horizon Funding 2019-1 LLC, c/o Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, Connecticut 06032 Attention: Legal Department, Re: Horizon Funding Trust 2019-1, Telephone: (860) 676-8654, Facsimile No.: 860-676-8655, or (D) if sent to Horizon, will be mailed, delivered or faxed and confirmed to it at Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, Connecticut 06032, Attention: Legal Department, Re: Horizon Funding Trust 2019-1, telephone: (860) 676-8654, Facsimile No.: 860-676-8655; with a copy to Horizon Technology Finance Corporation, 312 Farmington Avenue, Farmington, Connecticut 06032, Attention: Legal Department, Re: Horizon Funding Trust 2019-1, Telephone: (860) 676-8654, Facsimile No.: 860-676-8655.

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Section 12.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

Section 13.            Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 14.            Submission to Jurisdiction, etc.

(a)               The parties hereto hereby irrevocably and unconditionally submit to the jurisdiction of: (i) the United States District Court for the Southern District of New York or of any New York State court (in either case sitting in the Borough of Manhattan in The City of New York) and (ii) the courts of its own corporate domicile, in each case with all applicable courts of appeal therefrom, with respect to actions brought against it as a defendant for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby or thereby; provided that nothing herein shall be deemed to limit the ability of any party to this Agreement to bring suit against any other party to this Agreement in any other permissible jurisdiction. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court, any claim that any such proceeding brought in such a court has been brought in an inconvenient forum and any objection based on place of residence or domicile.

(b)               To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Agreement.

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Section 15.            WAIVERS OF JURY TRIAL.

THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM RELATING THERETO. EACH PARTY ACKNOWLEDGES THAT THE OTHER PARTIES HERETO ARE ENTERING INTO THIS AGREEMENT IN RELIANCE UPON SUCH WAIVER.

Section 16.            Counterparts, Etc. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof between the Initial Purchaser and the Horizon Entities. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission or other electronic transmission (i.e. a "pdf" or "tif") shall be effective as of delivery of a manually executed counterpart hereof.

Section 17.            No Petition. During the term of this Agreement and for one year and one day after all debt securities issued by the Issuer have been paid, none of the parties hereto or any affiliate thereof will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Issuer.

Section 18.            Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement, when executed by the Issuer, is executed and delivered by Wilmington Trust, National Association ("WTNA"), not individually or personally but solely in its capacity as Owner Trustee on behalf of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, warranties, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended to bind only the Issuer and does not constitute personal representations, undertakings and agreements by WTNA in its individual capacity or as Owner Trustee, (c) nothing herein contained shall be construed as creating any liability on WTNA, individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein of the Issuer, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WTNA has made no (and is under no obligation to make any) investigation or determination as to the satisfaction, accuracy or completeness of any representations and warranties made by the Issuer in this Agreement and (e) under no circumstances shall WTNA be personally liable for the payment of any indebtedness or expenses of the Owner Trustee or the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement, the Indenture, the Notes or any other Transaction Documents. It is expressly understood and agreed that the rights, duties and obligations of Issuer hereunder will be exercised and performed by Horizon in its capacity as the Administrator on behalf of the Issuer pursuant to its authority under the Trust Agreement and the Administration Agreement and under no circumstances shall the Owner Trustee have any duty or obligation to monitor, exercise or perform the rights, duties or obligations of the Issuer or the Administrator hereunder.

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Section 19.            No Advisory or Fiduciary Responsibility. Each of the Horizon Entities acknowledges and agrees that: (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm's-length commercial transaction among the Horizon Entities and the Initial Purchaser and each of the Horizon Entities is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with the purchase and sale of the Notes, the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of any of the Horizon Entities, or their respective affiliates, stockholders, creditors or employees or any other party; (c) the Initial Purchaser has not assumed nor will assume an advisory or fiduciary responsibility in favor of any of the Horizon Entities with respect to any of the transactions contemplated hereby; (d) the Initial Purchaser and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of either of the Horizon Entities and that the Initial Purchaser has no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; (e) the Horizon Entities shall each consult with its own advisors concerning the purchase and sale of the Notes and shall be responsible for making their own independent investigation and appraisal of the transaction contemplated hereby, and the Initial Purchaser shall not have any responsibility or liability to a Horizon Entity with respect thereto; (f) the Initial Purchaser and its respective affiliates are not providing and have not provided legal, regulatory, tax, insurance or accounting advice in any jurisdiction; and (g) each of the Horizon Entities waives, to the fullest extent permitted by law, any claims it may have against the Initial Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty.

Section 20.            Recognition of the U.S. Special Resolution Regimes.

(a)               In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Initial Purchaser that is a Covered Entity of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such Initial Purchaser that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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For the purposes of this Section 17, the following terms shall have the meaning ascribed to them below:

"BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

"Covered Entity" means any of the following:

(i)       a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)       a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"U.S. Special Resolution Regime" means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[signature page follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this Note Purchase Agreement shall represent a binding agreement among the Horizon Entities and the Initial Purchaser.

Very truly yours,

Horizon Funding Trust 2019-1

By:	Wilmington Trust, National Association, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer

By:
Name:
Title:

Horizon Funding 2019-1 LLC

By:
Name:
Title:

Horizon Technology Finance Corporation

By:
Name:
Title:

The foregoing Note Purchase Agreement is
hereby confirmed and accepted as
of the date first above written.

KeyBanc Capital Markets Inc.

By:
Name:
Title:

Signature Page to Horizon Funding Trust 2019-1 Note Purchase Agreement

EXHIBIT A

Initial Note Balance	Purchase Price

$100,000,000	99.99166%

EXHIBIT B

Road Show

[see attached]

Exhibit C

The Initial Purchaser has indicated to the Issuer that it conveyed the pricing information below to each of its initial transferees of the Notes:

Initial Note Principal Balance: $100,000,000

Issue Price: 99.99166%

Closing Date: August 13, 2019

EXHIBIT D

Agreed-upon procedures report, dated July 17, 2019, obtained by Horizon, with respect to certain agreed-upon procedures performed by RSM US LLP.